UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  April 3, 2006
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


        001-09293                                        73-1016728
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(Commission File Number)                      (IRS Employer Identification No.)


            One Pre-Paid Way
               Ada, OK                                             74820
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(Address of Principal Executive Offices)                         (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On April 3, 2006, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its membership production and recruiting information for the three months ended March 31, 2006. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

   Exhibit No.              Description
   -----------              -----------

       99.1         Company Press Release dated April 3, 2006


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:      /s/ Randy Harp
                             ---------------------------------------
                                   Randy Harp, Chief Operating Officer

Date:  April 3, 2006






For Immediate Release                               Company    Steve Williamson
Monday, April 3, 2006                               Contact:      (580) 436-1234

                       PRE-PAID ANNOUNCES 2006 1st QUARTER
                        MEMBERSHIP AND RECRUITING RESULTS

         Active Memberships Up 4%; Active Membership Fee in Force Up 8%

     ADA, OK, April 3, 2006 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported new memberships produced and new sales associates enrolled for the first quarter ended March 31, 2006. During the 1st quarter of 2006, new sales associates enrolled decreased 6% to 49,776 from the 52,944 enrolled in the 1st quarter of 2005 and new memberships produced declined 9% to 165,226 during the 2006 quarter compared to 180,879 for the 2005 quarter. Total memberships in force at March 31, 2006 were 1,542,761, up 4% compared to 1,486,102 at March 31, 2005. From the 4th quarter of 2005 to the 1st quarter of 2006, our active memberships decreased by 28 memberships.


----------------------------------------------------------------------------------------------------
                                                                       Three Months Ended
New Memberships:                                              3/31/2006    12/31/2005      3/31/2005
----------------                                              ---------    ----------      ---------
New legal service membership sales.......................       158,426       147,764        173,348
New "stand-alone" IDT membership sales...................         6,800         9,430          7,531
                                                             ---------     ----------      ---------
         Total new membership sales......................       165,226       157,194        180,879

New "add-on" IDT membership sales........................       100,405       102,052        103,777
Average Annual Membership fee............................       $327.43       $325.34        $323.43
Active Memberships:
Active legal service memberships at end of period........     1,488,308     1,490,847      1,453,702
Active "stand-alone" IDT memberships at end of period
    (see note below).....................................        54,453        51,942         32,400
                                                             ---------     ----------      ---------
         Total active memberships at end of period.......     1,542,761     1,542,789      1,486,102
                                                             ---------     ----------      ---------

Active "add-on" IDT memberships at end of period
    (see note below).....................................       485,246       461,094        337,868
New Sales Associates:
New sales associates recruited...........................        49,776        52,168         52,944
Average enrollment fee paid by new sales associates......        $49.82        $49.90         $68.68
Average Membership fee in force:
Average Annual Membership fee............................       $288.92       $286.60        $277.54
Note - reflects 6,414 net transfers from "add-on" status to "stand-alone" status during the quarter
------------------------------------------------------------------------------------------------------




     Our total active membership fees in force increased approximately 8% during the last four quarters and continues our 13 year trend of increasing our membership fees in force. The membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 71.1% for the 12 months ending March 31, 2006.

     Our first quarter 2006 corporate finance focus has again been primarily on share repurchases. During the 1st quarter, we returned $16.2 million to shareholders through the repurchase of 448,407 shares of common stock, including our odd-lot repurchase program, at an average per share price of $36.05 and also paid $4.6 million in dividends. We believe the flexibility to repurchase shares, pay a dividend, or both enables us to maximize the long-term per share value of our common stock, by making a decision to repurchase shares or pay a dividend or both based on market conditions and our cash position. We are fortunate to have a business model that allows us to grow and still produce excess cash. We think of our shareholders as long-term partners. Our goal is to use every excess dollar of cash to improve the value of each share. Since April 1999, we have returned $238.7 million to shareholders through the purchase of 9.9 million shares, average price of $24.20 per share, and $17.1 million in dividends for a combined total of $255.8 million representing more than 115 percent of our net earnings during the same timeframe.

     We anticipate announcing our 2006 first quarter financial results on April 24, 2006 after the market closes and hosting a conference call to discuss such results on April 26, 2006.

     About Pre-Paid Legal Services, Inc.
     Pre-Paid Legal Services, Inc. develops, underwrites and markets legal service plans across North America. The plans provide for legal service benefits, including unlimited attorney consultation, letter writing, document preparation and review, will preparation, traffic violation defense, automobile-related criminal charges defense and a general trial defense. We also market an identity theft protection plan. More information can be located at our homepage on the worldwide web at http://www.prepaidlegal.com/.

     Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2005 Form 10-K for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

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